Exhibit 10.35

Name of Employee (“Employee”)

MYRKOLIS CORPORATION

2001 EQUITY INCENTIVE PLAN

Restricted Stock Award Agreement

Mykrolis Corporation

129 Concord Road

Billerica, MA 018211

Attn: Ms. Sharon Pinto, V.P. Human Resources

Ladies and Gentlemen:

In consideration of services rendered by Employee to Mykrolis Corporation (the “Company”) the undersigned Employee: (i) acknowledges that Employee has received an award (the “Award”) of restricted stock from the Company under the 2001 Equity Incentive Plan (the “Plan”), subject to the terms set forth below and to the terms of the Plan; (ii) further acknowledges receipt of a copy of the Plan as in effect on the effective date hereof; and (iii) agrees with the Company as follows:

12.	Effective Date. This Agreement shall take effect as of December 9, 2004, which is the date of grant of the Award.

13.	Shares Subject to Award. The Award consists of an aggregate of shares (the “Shares”) of the Common Stock, $0.01 par value, of the Company (“Stock”). The undersigned’s rights to the Shares are subject to the restrictions described in this Agreement and in the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law. Of the above aggregate award, Shares shall be a time based award that shall vest in accordance with Paragraph 7 below and Shares shall be a performance based award that shall vest in accordance with paragraph 8 below.

14.	Meaning of Certain Terms. Except as otherwise expressly provided, all terms used herein shall have the same meaning as in the Plan. The term “vest” as used herein with respect to any Share means the lapsing of the restrictions described herein with respect to such Share.

15.	Nontransferability of Shares. The Shares acquired by the undersigned pursuant to this Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided below and in the Plan.

16.	Forfeiture Risk. If the undersigned ceases to be employed by the Company and its subsidiaries for any reason, including death, any then outstanding and unvested Shares acquired by the undersigned hereunder shall be automatically and immediately forfeited. The undersigned hereby: (i) appoints the Company as the attorney-in-fact of the undersigned to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder; (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares; and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

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17.	Retention of Certificates. Any certificates representing unvested Shares shall be held by the Company. If unvested Shares are held in book entry form, the undersigned agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

18.	Vesting of Time Based Award. The Shares acquired hereunder as a time based award in accordance with Paragraph 2 above, shall vest in accordance with the provisions of this Paragraph 7 and applicable provisions of the Plan, as follows:

One-third of such Shares shall vest on and after December 9, 2005;

an additional one-third of such Shares shall vest on and after December 9, 2006; and

the final one-third of such Shares shall vest on and after December, 2007.

Notwithstanding the foregoing, no Shares shall vest on any vesting date specified above unless the undersigned is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries. In the event of a Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of outstanding and then unvested Shares be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

19.	Vesting of Performance Award. The Shares acquired hereunder as a performance award in accordance with Paragraph 2 above, shall vest in accordance with the following provisions:

(a)	In the event that the 2005 Mykrolis Incentive Plan corporate performance goals are achieved at the Target level, as determined by the Administrator, then, subject to Subparagraph (d) below, all of such performance award Shares shall vest in accordance with the provisions of Paragraph 7 above and applicable provisions of the Plan;

(b)	In the event that the 2005 Mykrolis Incentive Plan corporate performance goals are achieved at the Threshold level, as determined by the Administrator, then subject to Subparagraph (d) below, fifty percent (50%) of such performance award Shares shall vest in accordance with the provisions of Paragraph 7 above and applicable provisions of the Plan and the remaining portion of such performance award Shares shall vest in accordance with Subparagraph (c) below;

(c)	In the event that the Company’s performance with respect to the 2005 Mykrolis Incentive Plan corporate performance goals falls below the Threshold level, as determined by the Administrator, then all of such Shares shall continue to be subject to the restrictions hereunder until the fourth anniversary of the effective date specified in Paragraph 1 above, at which time they shall vest.

(d)	For purposes of Subparagraphs (a), (b) and (c) above, the determination as to the level of achievement of the 2005 Mykrolis Incentive Plan corporate objectives shall be made at the time that the 2005 Mykrolis Incentive Plan awards are approved by the Company’s Board of Directors. In the event that such determination results in the vesting of performance award Shares pursuant to Subparagraphs (a) or (b) above, then the initial one third of the Shares qualifying for vesting under Paragraph 7 above shall vest on the date of such approval rather than on December 9, 2005.

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Notwithstanding the foregoing, no Shares shall vest on any vesting date specified above unless the undersigned is then, and since the date of grant has continuously been, employed by the Company or its subsidiaries. In the event of a Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of outstanding and then unvested Shares be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

20.	Legend. Any certificates representing unvested Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MYKROLIS CORPORATION 2001 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND MYKROLIS CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF MYKROLIS CORPORATION.

As soon as practicable following the vesting of any such Shares the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the undersigned. If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.

21.	Dividends, etc. The undersigned shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those Shares of which Employee is the record owner on the record date for such dividend or other distribution, and (ii) vote any Shares of which Employee is the record owner on the record date for such vote; provided, however, that any property or right (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the Shares other than a normal cash dividend be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

22.	Sale of Vested Shares. The undersigned understands that Employee will be free to sell any Share once it has vested, subject to (i) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.

23.	Certain Tax Matters. The undersigned expressly acknowledges the following:

a.	The undersigned has been advised to confer promptly with a professional tax advisor to consider whether the undersigned should make a so-called “83(b) election” with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date of this Award. The Company has made no recommendation to the undersigned with respect to the advisability of making such an election.

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b.	The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding. The undersigned expressly acknowledges and agrees that Employee’s rights hereunder are subject to Employee promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Administrator so determines, by the delivery of previously acquired Stock or shares of Stock acquired hereunder in accordance with the Plan or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.

Very truly yours,
(Signature of Employee)

Dated: , 200

The foregoing	Restricted	Stock
Award Agreement is hereby accepted:
MYKROLIS CORPORATION

By
V.P. Human Resources

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